Exhibit 10.3

LEASE

THIS LEASE is made between the Landlord and Tenant hereinafter identified in Paragraph 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties for the “Demised Premises” in the “Building” as defined in Paragraph 2 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

WITNESSETH:

BASE LEASE PROVISIONS

1.                                      The following are certain lease provisions, which are part of, and in certain instances referred to in subsequent provisions of this Lease.

(a)                                 Date of Lease: September 18, 2013

(b)                                 Landlord: Merrill Street Investments LLC, 320 Martin St, Suite #100, Birmingham, Michigan 48009

(c)                                  Tenant: Conifer Holdings, Inc., a Michigan Corporation

Guarantor: None

Demised Premises:

550 Merrill Street, Suite # 100, Birmingham, Michigan 48009

Usable Sq.Ft. 11,598

Rentable Sq.Ft. 14,266

(d)                                 Commencement Date: 30 days after Substantial Completion.

(e)                                  Expiration Date: 125 full months after Commencement Date.

(f)                                   Milestones:

Building Permit Application by May 31, 2013

Existing Tenant vacates by June 30, 2013

Interior Demolition complete by August 1, 2013

Building Permit issued by August 1, 2013

Architect Certificate of Status to Tenant (confirming the percentage of completion of the Leased Premises, Building and Common Areas, and that based upon the current construction schedule such areas will be complete

Landlord	Tenant

on or before June 1, 2014) approximately 90 days prior to Substantial Completion, but not later than February 28, 2014.

(g)                                  Minimum Annual Rent:

		Monthly
Year 1	$425,840.10	$35,486.68
Year 2	$430,119.90	$35,843.33
Year 3	$434.399.70	$36,199.98
Year 4	$438,679.50	$36,556.63
Year 5	$442.959.30	$36,913.28
Year 6	$451,518.90	$37,626.58
Year 7	$460,078.50	$38,339.88
Year 8	$468,638.10	$39,053.18
Year 9	$477,197.70	$39,766.48
Year 10	$485,757.30	$40,479.78

Year 11 (5 months) $205,965.38 Monthly $41,193.08

(h)                                 Substantial Completion:                                                            the date on which the last of the following have occurred: (i) issuance of temporary certificate of occupancy or its equal, provided that the only work to be completed or corrected by Landlord in order to obtain the full certificate of occupancy does not (and the work itself will not) materially interfere with the use of the Demised Premises by Tenant; (ii) Landlord delivers possession of the Demised Premises to Tenant in the condition required under this Lease; and (iii) ten (10) days after Landlord provides written notice to Tenant that the Demised Premises are substantially complete and available for inspection and Tenant provides a punch list to Landlord confirming that the only work remaining to be completed or corrected by Landlord is not likely to interfere with Tenant’s use of the Demised Premises (provided that Tenant must provide the punch list to Landlord within seven (7) days after receipt of notice of substantial completion under this subsection (iii)).

(i)                                     Tenant Share:                                                                                                                   47.7% Ratio of Operating Expenses.

(j)                                    Tenant’s Address for Notices:

Prior to the Commencement Date:

26300 Northwestern Highway

Suite 410

Southfield, MI 48076

Attn: Brian Roney

Landlord	Tenant

After the Commencement Date:

550 Merrill Street

Suite # 100

Birmingham, MI 48009

Attn: Brian Roney

With a copy to:

Thomas W. Forster II

Honigman Miller Schwartz and Cohn LLP

39400 Woodward Avenue, Suite 101

Bloomfield Hills, MI 48304

(k)                                 Landlord’s Address for Notices:

Merrill Street Investments, LLC

320 Martin Street

Suite #100

Birmingham, MI 48009

(l)                                     Security Deposit: $ None

(m)                             The first two month’s rent is due upon full execution of this Lease.

(n)                                 Use: General insurance office and related or ancillary uses.  Landlord will not lease space in the building to any person or entity whose primary business is insurance.  If Landlord violates this provision, Tenant shall have the right to abate 50% of Minimum Annual Rent until cured.

DEMISED PREMISES

2.                                      (a)                                 Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant premises situated in the City of Birmingham, County of Oakland and State of Michigan, described in Paragraph 1(d) hereof, in that certain office building, the address of which is 550 Merrill Street, (hereinafter referred to as the “Building”,) as shown on the floor plan, Exhibit “A” hereto, (hereinafter referred to as the “Demised Premises”), together with the non-exclusive right and easement to use the parking and common facilities which may from time to time be furnished by Landlord in common with Landlord and the Tenants and occupants (their agents, employees, customers and invitees) of the Building.  Landlord reserves the right to designate certain parking areas for the exclusive use of designated Tenants other than the spaces specifically reserved to Tenant under this Lease.  Landlord may name the Building and change the name of the Building, and will not be responsible for costs or damages, if any, claimed by Tenant as a consequence thereof; provided that the Building shall not be named after any tenant other than Tenant and Landlord provides Tenant with at least 30 days prior written notice.  After Tenant has taken occupancy of the Demised Premises, it shall have right of first refusal (RFR) on any other space for lease

Landlord	Tenant

within the Building provided that Tenant’s RFR with respect to the lower level of the Building is subject to the RFR of Kostopoulos Law Group so long as such other tenant has the RFR on such space.  Tenant will have ten (10) business days after receipt of written notification from Landlord, that any vacant space within the Building is offered for lease (including with such notice the terms and conditions of the proposed lease) to enter into a lease agreement for the vacant space under the same terms and conditions set forth herein.  The terms and conditions of this RFR shall be the lower of Tenant’s terms under this Lease (including all allowances, buildout requirements, concessions, etc.) or the interested party’s offer to lease.

(b)                                 Landlord shall renovate/build out the Demised Premises in accordance with the provisions of Exhibit “B” hereto on or before June 1, 2014 and in any event achieving all Milestones by the dates required.  If Landlord fails to meet a Milestone when required, Tenant shall have the right to send notice of default to Landlord and Landlord shall have thirty days thereafter within which to achieve the Milestone, failing which Tenant shall have the right to receive a per day credit toward Rent equal to one day Rent for each day thereafter until cured, provided further that if Landlord timely achieves the Architect Certificate Milestone, the credit shall not apply.  Landlord shall not be responsible for delays in achieving the Architect Certification Milestone to the extent due to the failure of Tenant to (a) make all of its color selections 10 business days after receipt of written request by Landlord (provided that such request includes all information reasonably necessary to make such selection); or (b) complete any of Tenant’s work that is required in order to obtain a temporary certificate of occupancy.  If Tenant shall be responsible for the payment of any amounts to Landlord pursuant to the provisions of Exhibit “B”, Tenant shall pay the same prior to Landlord’s commencing such work and within ten (10) days after receipt of an invoice therefor.

(c)                                  Intentionally omitted.

(d)                                 Interior signs on doors or adjacent sidelights will be affixed for each tenant by Landlord at the expense of such tenant, and must be of a size, color and style acceptable to Landlord.  A Building Directory with one listing for each Tenant will be furnished at Landlord’s expense.  Any additional listings will be at the sole expense of the Tenant requesting same.  Tenant will not place or cause to be placed or maintain any exterior sign or advertising matter of any kind on the Building, and will not place or cause to be placed or maintain any interior sign or lettering or advertising matter of any kind on any window in their premises or in the common areas without the Landlord’s prior written approval.  Landlord may remove any sign or lettering violating this rule without any liability, and may charge (as additional rent) the expense incurred by such removal to the tenant or tenants violating this rule.  Tenant shall have the Building signage rights at the NW corner of the Building facing Southfield and Maple Roads and at the Building entrance.  Tenant shall provide Landlord the design of the sign it intends to use.  Landlord will, at Tenant’s expense, have the sign constructed and install same on the Building on or before June 1, 2014.  The design, size, and character of the signage are subject to local ordinances.  Upon receipt of Tenants sign logo, Landlord will prepare and submit an application for sign approval to the City of Birmingham.

(e)                                  Landlord shall license for use by Tenant 8 under building parking spaces in the Parking Area (Parking Area Exhibit “E”) Spaces 1- 10, and 14 surface parking spaces for exclusive use of Tenant, only for the period of time concurrent with the Term of this Lease

Landlord	Tenant

(“Parking License”).  Tenant shall park only in areas specifically designated, from time to time, by Landlord.  Automobile license number(s) shall be furnished by Tenant to Landlord upon Landlord’s request.  The monthly Parking License fee shall be $35.00 for each surface parking space (“Licensing Fee”), and shall be due and payable on the first day of each month.  Landlord shall not be liable for loss or damage to automobiles entering or using the Parking Area pursuant to this Parking License or otherwise or for any loss or damage to the contents of such automobiles.  It is expressly understood that the relationship between Landlord and Tenant constitutes permission to use the Parking Area, and that neither such relationship nor the storage or any automobile there under shall constitute a bailment nor create a relationship to bailor or bailee.  Tenant shall defend and hold Landlord harmless from any and all liability for damages to any person or any property in or upon the Parking Area, including the person and property of the Tenant and its agents, employees, customers or invitees, resulting from or in connection with use of the Parking Area.  Landlord shall not be responsible for, nor be required to, evict trespassers from Tenants parking spaces.

TERM

3.                                 (a)                                 The term of this Lease shall commence on the Commencement Date set forth in Paragraph 1(e) hereof and expire on the expiration date set forth in Paragraph 1(f) hereof, fully to be completed and ended.  In the event Landlord fails to deliver the Demised Premises on the Commencement Date for any cause beyond Landlord’s control, Landlord shall not be liable to Tenant for any damages as a result of Landlord’s delay in delivering the Demised Premises, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder, and the Commencement Date of this Lease shall be postponed until such time as the Demised Premises are ready for Tenant’s occupancy.  Expiration Date shall be extended to reflect this postponement.  The Demised Premises shall not be deemed ready for occupancy until Landlord has substantially completed the improvements to the Demised Premises set forth on Exhibit “B” hereto.  If the Commencement Date is other than the first day of a calendar month, the Term will be extended to terminate at the end of the calendar month in which it would otherwise terminate under the preceding.  If the Commencement Date does not occur by July 15, 2014, Tenant shall receive a credit equal to one days’ rent for each day thereafter until the Commencement Date occurs.

(b)                                 Each party shall, without charge, at any time and from time to time (but not more often than twice in 12 months), within five (5) days after receipt of written request thereof from the other party, execute, acknowledge and deliver to such party, its lender, or others designated by such party, in recordable form, a duly executed and acknowledged certificate or statement to the party requesting said certificate or statement, certifying: (i) that this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect as modified, and stating any such modification; (ii) the date of commencement, and expiration of the term of this Lease; (iii) that the Demised Premises has been satisfactorily completed as of the date of such letter and that Tenant has accepted possession subject to the terms of the Lease; (iv) that rent is paid current without any offset or defense thereto; (v) the dates to which the rent and other charges, if any, are paid in advance; (vi) whether or not there is then existing any claim of default hereunder, and, if so, specifying the nature thereof; and (vii) any other matters relating to the status of such Lease as shall be requested by such party or any such lender or beneficiary from time to time; provided that, in fact, such facts are accurate and ascertainable and reasonable.

Landlord	Tenant

(c)                                  Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that are now, or may hereafter be, placed upon the leased Premises and to any and all advances to be made there under, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default.  Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.  Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required by Landlord or by any mortgagee or beneficiary to carry out the intent of this Section.

(d)                                 Failure to execute any statement or instruments necessary or desirable to effectuate the foregoing provisions of this Article, within ten (10) business days after written request so to do, shall constitute a breach of this Lease.

RENT

4.                                      (a)                                 Tenant shall pay to Landlord as rent for the Demised Premises during each year of the term of this Lease the sums set forth in Paragraph 1 (g) hereof.  Such rent shall be paid in monthly installments, paid in advance, on or before THE FIRST DAY OF EACH AND EVERY MONTH without demand or offset, throughout the term of this Lease, at the office of the Landlord at the address stated in Summary Page 1 (b), or at such other place as Landlord may designate from time to time in writing; If the Lease term shall commence on a day other than the first day of a calendar month, the rental for such first fractional month shall be such portion of the monthly rental then in effect as the number of days in such fractional month bears to the total number of days in the calendar month.

(b)                                 The term “RENT” as used in this Lease means the Minimum Annual Rent, Annual Operating Expenses, Taxes, Licensing Fee, and any other additional rent or sums payable by Tenant to Landlord pursuant to this Lease, all of which shall be deemed Rent for purposes of Landlord’s rights and remedies with respect thereto.

(c)                                  The first installment of Rent will be due and payable at the time of the execution of this Lease by Tenant.  If Tenant fails to pay the Rent or any additional rent within five (5) days after due, the amount unpaid will be subject to: (i) a late payment charge, as additional rent, of Two Hundred Fifty ($250.00) Dollars, in each instance to cover Landlord’s additional administrative costs and (ii) interest on all such unpaid sums (other than the late payment charge) at a per annum rate equal to the greater of eleven (11%) percent or four (4%) percent over the Prime interest rate as published, but not in excess of the maximum interest rate permitted by law.  This obligation to pay late charges and interest will exist in addition to, and not in the place of, the other default provisions in this Lease.

Landlord	Tenant

OPERATION OF PROPERTY; PAYMENT OF EXPENSES

5.                                      (a)                                 Payment of Operating Expenses.  Starting one full year after the Commencement Date and thereafter throughout the Term, Tenant shall pay to Landlord its pro-rata share of any increase, over the Base Year of the Annual Operating Expenses (Base Year property taxes start when the City of Birmingham assesses (up to 95%) the building for property tax purposes, but in all events reflecting the increase in taxes based upon the 12/31/14 valuation such that the actual tax bills payable in 2015 shall be used for determining the base year amount) in equal monthly installments from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as additional rent, without notice, demand or setoff.  Landlord shall apply such payments to the annual operating costs incurred by Landlord for operating and maintaining the Building and common areas during each calendar year of the Term, which costs may include by way of example rather than limitation: insurance premiums, real estate taxes as described below, payments made by Landlord for common area maintenance, equipment, building and structural repairs, any maintenance, repairs, or replacements of equipment or systems (HVAC, plumbing, roofing, electrical etc.), and services, including any payments made to an association of property owners therefore, water and sewer charges, or rental of any equipment and facilities acquired (voluntarily or pursuant to government directive) by Landlord to reduce energy consumption or improve parking with amortization (over a reasonable period); license fees, parking district fees, permit and inspection fees, charges for heat, light, power (except electricity) or other fuels, janitorial/porter service, labor, wages and salaries (including employee benefits) of any building superintendent and maintenance employees, air conditioning, heating, ventilating, and all other supplies and materials necessary for operation of the Building, equipment, tools, exterminating services, security services, lighting, security monitoring, equipment testing, parking lot maintenance or replacement, sanitary line maintenance, irrigation repairs, rubbish and snow removal, telephone, landscaping costs, and a 5% management and administrative fee, and the costs of any other items attributable to operating, servicing, or maintaining any or all of the Building and common area provided, however, that annual operating costs also shall include the annual amortization (over an established useful life) of the costs (including financing charges) of building improvements made by Landlord to the Building that are required by any governmental authority (other than due to correction for code violation or similar repairs, all of which shall instead be at Landlord’s expense) or for the purpose of reducing the building’s Annual Operating Expenses or directly enhancing the safety of Tenants in the Building generally.  Real estate taxes and assessments, general and special, including the Michigan Business Tax, assessed and levied upon the Building and the Real Estate, the land on which the Building is situated and, as to the extent designated by Landlord, the parking areas, walks, drive, plazas, landscaped areas and other common areas serving the Building are part of the expenses described above.  Tenant’s obligation to pay its share of increases in Annual Operating Expenses during the Term pursuant to this Paragraph shall survive the expiration or termination of this Lease.

(b)                                 Computation of Tenant’s Share of Annual Operating Expenses.  For purposes of this Lease, Base Year shall mean the first full twelve month period following the Commencement Date (subject to inclusion of the property taxes per subsection (a) above).  Following the first full twelve months after such Base Year, Landlord shall have the right to reconcile the Operating Expenses so as to bring Tenant into a calendar year review of Operating Expenses, with Tenant’s prior written consent which shall not be unreasonably withheld.

Landlord	Tenant

Landlord shall compute Tenant’s Share of the increase in Annual Operating Expenses described above incurred during such year by multiplying the increase in Annual Operating Expenses over the Base Year by Tenant’s Share shown in Paragraph 1(i).  For avoidance of doubt, it is the intention of the parties that the Operating Expenses for the Base Year include all Operating Expenses that would have been incurred if the Building was fully operational.  This will be done so as to avoid a total Operating Expense in the Base Year that is artificially low.  The Base Year Operating Expense will need to be increased with respect to those Operating Expenses that decrease if the Building is not fully occupied and operational.

ADDITIONAL RENT

(a)                                 Increase in Operating Expenses.  If the Operating Expenses during any calendar year within which the Term of the Lease falls in whole or in part exceeds the Base Year Operating Expenses, Tenant will pay to Landlord as additional rent Tenant’s Proportionate Share of any such excess.  There will be an annual cap of 5% on Landlord’s controllable expenses (e.g., in no event shall the controllable Operating Expenses increase by more than 5% over the prior year Operating Expenses and any amounts in excess thereof shall be at Landlord’s sole expense).  Any such payments will be prorated for the last year of the Term.  Controllable expenses shall mean all expenses other than real property taxes, insurance premiums, water, electric/natural gas expense, and snow and ice removal.

(c)                                  Payment.  After establishment of the Base Year, additional rent due under this Section will be payable in monthly installments, in advance, on each Rent Day during the Term and any extensions or renewals thereof.  The amount of the monthly installments will be estimated by Landlord, and may be increased by the Landlord at any time Landlord believes such adjustment to be necessary or appropriate to fully cover current and future Operating Expenses.  At the end of each calendar year, Landlord will compute the actual Operating Expenses incurred during that year, and will deliver to Tenant Operating Expense Statement for such year.  If the installments paid by Tenant during that year are less than the additional rent due under this section for such year, the difference will be paid to Landlord, within ten (10) days following the delivery of the Statement.  If the installments paid by Tenant during that year are more than the additional rent due for such year, the difference will be held by Landlord and applied against the next installment(s) of additional rent falling due, provided, however, no interest or penalties shall accrue on any such difference.  Landlord’s delay or failure to deliver an Operating Expense Statement shall not constitute a default by Landlord hereunder or a waiver by Landlord of its right to deliver an Operating Expense Statement nor constitute a release of Tenant’s obligation to pay any amounts due Landlord pursuant to an Operating Expense Statement.  Tenant’s obligation to pay any amounts due Landlord pursuant to an Operating Expense Statement survives the expiration or termination of this Lease.  The Operating Expense Statement shall be considered final and accepted by Tenant if Landlord does not receive a written objection thereto specifying the nature of the item in dispute and the reasons therefor within thirty (30) days of Tenant’s receipt of the Operating Expense Statement.  Any amount due to Landlord as shown on the Operating Expense Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due is provided above, without prejudice to any such written exception.  In connection thereto not more than once every calendar year, and not after 90 days from tenants receipt of billing, Tenant will have the right to audit Landlord’s books and records with respect to Operating Expenses.  Tenant is entitled, at any reasonable time during regular business hours,

Landlord	Tenant

after giving at least five business days’ notice to Landlord, to audit Landlord’s books and records at the site of their location, using its own staff auditor or an independent auditor selected by Tenant.  The scope of the audit is limited to the determination the accuracy of the amounts billed to Tenant for the prior calendar year immediately preceding the year during which the notice is given.  If audit discloses that Tenant’s actual liability for Operating Expenses is less than the amount paid by Tenant, Landlord must refund the difference to Tenant within ten days.  If the audit reveals that Tenant was overcharged by more than 5%, Landlord must bear all actual costs of the audit.

USE AND OCCUPANCY -

6.                                      During the continuation of this Lease, the Demised Premises shall be used and occupied for office and incidental purposes and for no other purposes without the written consent of Landlord, but in no event may Tenant use or permit the use of any part of the Premises or the common areas in violation of the Rules and Regulations described herein.  Tenant shall not conduct its business in a manner which will cause an increase in fire and extended coverage insurance premiums for the Demised Premises or Building.  Tenant shall not use the Demised Premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the Demised Premises or the Building or be a nuisance, disturbance, or menace to the other tenants of the Building.  No vending machines may be installed in or about the Premises except by Landlord.  Tenant will not place a load on any floor of the Premises exceeding the floor’s designed limits.  Landlord reserves the right to prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects.  Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials, unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole and absolute discretion.  Landlord represents and warrants to Tenant that, to Landlord’s actual knowledge, the Demised Premises, the Building and the property upon which they are situated are not used and to the best of its knowledge have not been used for the generation, storage or disposal of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials or underground or aboveground storage tanks, except with respect to any such substances, materials or wastes which have been or will be remediated by Landlord as of the Commencement Date.  Landlord covenants to deliver the Demised Premises to Tenant free of hazardous, toxic and radioactive materials as of the Commencement Date.

UTILITIES AND SERVICES

7.                                      (a)                                 Landlord agrees to furnish, or cause to be furnished, for the Demised Premises, ventilation, gas forced heating and air conditioning as required to provide reasonably comfortable temperatures, for the normal use and occupancy of the Demised Premises as general offices with business hours between 7:30 a.m. and 6:30 p.m., Monday through Friday, Saturday between 8:00 AM and 2:00 PM (legal holidays excepted).  Landlord’s obligation hereunder is dependent on Tenant having not more than one person per 150 rentable square feet of the Demised Premises.  Landlord shall provide electrical service to the building and demised

Landlord	Tenant

premises, the pro rata cost of which shall be paid by Tenant on a monthly basis.  If Tenant shall install electrical equipment including but not limited to electrical heating, refrigeration equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, or if Tenant shall attempt to use the Demised Premises in such a manner that exceeds the capacity of the services furnished by Landlord, Tenant will obtain Landlord’s prior written approval and will pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters, as additional rent promptly upon being billed.  Landlord shall not be responsible or liable for any interruption in utility service, nor shall such interruption affect the continuation or validity of this Lease.  If requested by Tenant, after hours use of HVAC is billed to Tenant at a rate of $25.00 per hour.  Landlord shall cause cable to be installed to the Building to obtain Comcast service.

(b)                                 If at any time utility services supplied to the Premises are separately metered, the cost of installing Tenant’s meter and the cost of such separately metered utility service shall be paid by Tenant promptly upon being billed.  Pro rata building electric expense is Tenant’s cost and will be billed monthly with all other expenses attributed to the operation of the Demised Premises.  Notwithstanding the foregoing, if any Tenant operates other than a customary office use or hours substantially greater than the base office hours, Landlord shall either install separate meters at Landlord’s expense or shall cause such other tenant to pay an increased share of utilities based upon a formula acceptable to Tenant.

REPAIRS

8.                                      (a)                                 Landlord shall make all necessary repairs and replacements to the Building and to the common areas, including parking areas, heating, air conditioning and electrical systems located therein, and Landlord shall also make all repairs to the Demised Premises which are structural in nature, part of the Building systems (HVAC, electrical, plumbing, etc.), the roof, parking lot, or required due to fire, casualty, or other act of God or failure of the Building or Demised Premises to comply with law, rule or regulation; provided, however, that Tenant shall reimburse Landlord for all repairs and replacements arising from its act, neglect or default.  Tenant shall keep the Demised Premises in good repair, and Tenant shall upon the expiration of the term of this Lease, yield and deliver up the Demised Premises in like condition as when taken, reasonable use and wear with all furniture and equipment removed.

(b)                                 In the event that Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Demised Premises or of the Building (unless the same result from Tenant’s act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant’s use of the Demised Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental.  Notwithstanding the foregoing, Tenant shall, at its own cost and expense, make all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to Paragraph 9 hereof.

Landlord	Tenant

ALTERATIONS

9.                                      Tenant shall not make any material alterations, additions or improvements to the Demised Premises (and for these purposes, material shall mean structural in nature, impacting the electrical, HVAC or fire suppression system or which costs in excess of $20,000 in hard costs excluding trade fixtures) without Landlord’s prior written consent, and all alterations, additions, or improvements made by either party hereto to the Demised Premises, including wiring, cables, risers and similar installations, except movable office furniture, trade fixtures and equipment (including all work stations) shall be the property of Landlord and remain upon and be surrendered with the Demised Premises at the expiration of the term hereof; provided, however, Tenant shall remove any additions made by Tenant to the Demised Premises, including wiring, cables, risers and similar installations and repair any material damage caused by such removal.  If Tenant has not removed its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property or remove same and charge the expense of removal against the Tenant, and if the Tenant does not reimburse the Landlord for said expense, Tenant shall be responsible for the difference.  Tenant shall not permit any construction liens to be placed or remain upon the Demised Premises or Building.

ACCESS TO PREMISES

10.                               Tenant will permit Landlord and its agents access to the Premises at all reasonable hours with reasonable prior notice for the purpose of examining the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation or improvement of the Premises or the Building.  Landlord will be allowed to take all material into the Premises that may be required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part so long as same does not interfere with Tenant’s use thereof.  The rent will not abate while the repairs, alterations, improvements or additions are being made so long as same does not materially interfere with Tenant’s use thereof.  Nothing in this Lease will be deemed to impose on Landlord any obligation for the care, supervision or repair of the Building or the Premises not specifically set forth in this Lease.

ASSIGNMENT AND SUBLETTING

11.                               Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Demised Premises or any part thereof without the prior written consent of Landlord, but in the event of any such assignment or transfer, Tenant shall remain fully liable to perform all of its obligations under this Lease.  Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage, or subletting without such written consent shall give Landlord the right to terminate this Lease and to reenter and repossess the Demised Premises but Landlord’s right to damages shall survive.  No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by Tenant or by any successors, assigns, transferees, mortgagees or sublessees of Tenant.  As long as Tenant remains liable for this Lease, it shall have the right to assign or sublet, or permit occupancy of all or any portion of Tenant’s Demised Premises to any related or unrelated entity or affiliate of Tenant, whether by merger or consolidation, or to any successor corporation,

Landlord	Tenant

without Landlord’s approval or consent.  Any subleasing net profits will be split between the Landlord and Tenant on a 1/3 Tenant and 2/3 Landlord basis.

INSURANCE AND INDEMNIFICATION

12.                               (a)                                 Tenant shall indemnify and hold Landlord harmless from any liability for damages to any person or property in, on or about the Demised Premises (but not due to the negligence of Landlord) or if within the Common Areas and due to negligent acts or omissions of Tenant.  Tenant at it expense will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of the use or misuse of the Demised Premises by Tenant, the negligent acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease.  Tenant shall procure with a company or companies having not less than an “A” rating by AM Best Company, naming Landlord as an additional insured, and keep in effect during the entire term hereof public liability and property damage insurance protecting Landlord and Tenant from all causes including their own negligence, having as limits of liability of at least Two Million Dollars ($2,000,000.00) for damages resulting from one occurrence, and at least Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage resulting from any one occurrence.  Tenant shall deliver policies of such insurance or certificates thereof to Landlord and such policies shall not be cancelable without ten (10) days’ written notice to Landlord.  In the event Tenant shall fail to procure such insurance after written notice and five (5) business days failure to cure, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.  All property kept, stored or maintained by Tenant in and about the Demised Premises will be kept, stored or maintained at the sole risk of Tenant.

(b)                                 Landlord shall indemnify and hold Tenant harmless from any liability for damages to any person or property in, on or about the Common Areas (if not due to the negligence of Tenant) or if within the Demised Premises and due to negligent acts or omissions of Landlord.  Landlord at it expense will defend, indemnify and save Tenant, its licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of the use or misuse of the Demised Premises by Landlord, the negligent acts or omissions of Landlord, its licensees, servants, agents, employees or contractors, the failure of Landlord to comply with any provision of this Lease.  Landlord shall procure with a company or companies having not less than an “A” rating by AM Best Company, naming Tenant as an additional insured, and keep in effect during the entire term hereof public liability and property damage insurance protecting Tenant and Landlord from all causes including their own negligence, having as limits of liability of at least Two Million Dollars ($2,000,000.00) for damages resulting from one occurrence, and at least Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage resulting from any one occurrence.  Landlord shall deliver policies of such insurance or certificates thereof to Tenant and such policies shall not be cancelable without ten (10) days’ written notice to Tenant.  In the event Landlord shall fail to procure such insurance after written notice and five (5) business days’ failure to cure, Tenant may at its option procure the same for the account of Landlord, and the

Landlord	Tenant

cost thereof shall be paid to Tenant as a rent credit upon receipt by Landlord of bills therefor.  All property kept, stored or maintained by Landlord in and about the Common Areas will be kept, stored or maintained at the sole risk of Landlord.

FIRE

13.                               (a)                                 In the event the Demised Premises are damaged or destroyed in whole or in part by fire or other insured casualty during the term hereof, Landlord shall, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and the rent (including all additional rent, Licensing Fees, etc.) herein provided shall be abated in direct proportion to the amount of the Demised Premises so damaged or destroyed until such time as the Demised Premises are restored to tenantable condition (or the entire Demised Premises if Tenant determines that partial use is not feasible).  If, based upon an independent architect review, the Demised Premises cannot be restored to tenantable condition within a period of two hundred forty (240) days after the casualty or if more than 50% of the Demised Premises is damaged and following restoration there is not expected to be at least eighteen (18) months remaining in the Term, Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other (the cancellation notice shall be given within sixty (60) days after receipt of determination that the Demised Premises cannot be timely restored and an estimate for time required to restore), and any rent (including additional rent, Licensing Fees, etc.) paid relating to the period after the date of such damage and destruction shall be refunded to Tenant; provided that if Landlord terminates the Lease under this provision then Tenant shall have the right to void the termination by exercising the option to renew the Term.  If the Demised Premises are damaged due to fire or other casualty Tenant shall at its own cost and expense remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises.  Notwithstanding the foregoing, if, based upon an independent architect review, more than 70% of the Building is destroyed and the time period for restoration is estimated to exceed two-hundred forty (240) days and following such estimated restoration period there is not expected to be at least thirty-six months left in the Term, then if Landlord terminates all other Leases for the Building, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty days after the date of the casualty unless Tenant exercises its option to renew the Term.

(b)                                 In the event the Building is destroyed to the extent of more than one-half of the then value thereof, either party shall have the right to terminate this Lease upon written notice to the other party within sixty (60) days thereafter, in which event any rent paid relating to the period after the date of such destruction shall be refunded to Tenant.

(c)                                  Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant’s trade fixtures, equipment, personal property and leasehold improvements installed by Tenant.

(d)                                 Landlord and Tenant do each hereby release the other from any liability resulting from damage by fire or any other peril covered by extended coverage insurance with waiver of subrogation normally available in the State of Michigan irrespective of the cause

Landlord	Tenant

therefor; provided, however, that if any increase in premium is required for such waiver of subrogation, the other party will pay such increase or the waiver will not be furnished.

(e)                                  If Landlord elects or is required to restore the Demised Premises and/or Building, it shall do so with diligence and in any event shall deliver same Substantially Complete within two hundred forty (240) days after the date of the casualty.

EMINENT DOMAIN

14.                               If the whole or any substantial part of the Building shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken on the date possession of that part shall be required for public use, and any rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within sixty (60) days following the date notice is received of such taking.  In the event that neither party hereto shall terminate this Lease, Landlord shall, make all necessary repairs to the Demised Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Demised Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent (and all additional rent, Licensing Fees, etc.) reserved herein shall be reduced in direct proportion to the amount of the Demised Premises so taken.  All damages awarded for taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of trade fixtures, loss of business, or moving expenses.

RULES AND REGULATIONS

15.                               The rules and regulations set forth on Exhibit “C” hereto, together with such other reasonable rules and regulations as Landlord shall make from time to time which are of uniform applicability to all tenants of the Building and of which Tenant shall have received prior written notice, shall be binding upon Tenant and are hereby expressly made a part of this Lease so long as they do not conflict with or contradict this Lease.

QUIET ENJOYMENT

16.                               Landlord warrants that Tenant, upon paying the rents herein before provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Demised Premises throughout the term hereof, without molestation or hindrance.

SUBORDINATION

17.                               Landlord (and its mortgagee(s)) reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage(s) or ground or underlying lease(s) now or hereafter placed upon Landlord’s interest in the Demised Premises or on the land and Building, and Tenant agrees upon request to execute an agreement subordinating its interest and/or attornment agreement to such mortgagees and lessors and appoints Landlord its attorney-in-fact to execute and deliver any such instruments; provided, however, that no default by Landlord

Landlord	Tenant

under any such mortgage or ground lease shall affect Tenant’s rights hereunder so long as Tenant shall not be in default.  Notwithstanding the foregoing, at the request of Landlord’s mortgagee(s) or such ground lessor, this Lease may be made prior and superior mortgage or mortgages and/or such ground lease.  Promptly following request from Tenant, Landlord shall use commercially reasonable efforts to obtain a SNDA from its lender in form and content reasonably acceptable to Tenant.

NON-LIABILITY

18.                               (a)                                 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Demised Premises from any cause whatsoever excepting that caused by the negligence of Landlord, its agents, employees or contractors and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental except as aforesaid with respect to such negligence.

(b)                                 In the event of any sale or transfer (including any transfer by operation of law) of the Demised Premises, Landlord (and any subsequent owner of the Demised Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease except such obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease.

(c)                                  If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of the members of the limited liability company which is the Landlord herein shall be liable for any deficiency.

(d)                                 Landlord shall cure its default within ten (10) days after written notice from Tenant, provided, however, if such default or breach does not materially interfere with Tenant’s use and enjoyment of the Demised Premises, parking areas or the Building, then Landlord shall have additional time (up to 30 days in total) if Landlord diligently pursues such cure to completion within such additional time period.  Notwithstanding the foregoing, if the default is of such a nature that Tenant determines that it cannot reasonably operate in the Demised Premises (e.g., inadequate heat), then Tenant shall have the right to shorten the cure period as it deems appropriate under the circumstances.

Landlord	Tenant

NON-WAIVER

19.                               One or more waivers of any covenant or condition shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval to or of any act requiring consent or approval shall not be deemed to waive or render unnecessary consent or approval to or of any subsequent similar act.

BANKRUPTCY

20.                               (a)                                 In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant’s property for the benefit of creditors or if a petition shall be filed by or against Tenant seeking to have Tenant adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law and such petition shall not be withdrawn and the proceedings dismissed within ninety (90) days after the filing of the petition, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, or if the petition shall have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

(b)                                 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee, wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances of future performance under this Lease (as defined below).  Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure.  Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Paragraph 5 hereof, and in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord.  In reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

LANDLORD’S REMEDIES

21.                               (a)                                 If any rental payable by Tenant to Landlord remains unpaid for more than seven (7) days  after written notice to Tenant of non-payment, or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including its Rules and Regulations), and the non-monetary violation or default continues for a period of thirty (30) days after written notice (or such longer period of time as reasonably necessary), then Landlord may

Landlord	Tenant

(but will not be required to) declare this Lease forfeited and the Term ended, or re-enter the Premises, or may exercise all other remedies available under Michigan law, and in this Lease.

(b)                                 If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail within said thirty (30) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including Paragraph 21(a) hereof, shall be paid by Tenant with the next monthly installment of rent.

(c)                                  If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the terms of this Lease, and such default has not been cured after notice and within the time period in Paragraphs 21(a) and (b) hereof, or, if the Demised Premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right of reentry.  Should Landlord elect to reenter or take possession pursuant to legal proceedings or any notice provided for by the law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, re-let the Demised Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable.  The avails of such re-letting shall be applied first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable alterations and repairs to the Demised Premises; third, to the payment of rent due and unpaid hereunder; and the residual, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Should the avails of such re-letting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.  Upon any such termination of this Lease, Landlord may recover the worth at such time of the excess, if any, of the amount of rent and charges equivalent to the rent and charges reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, which amount shall be immediately due and payable, provided that Landlord shall use commercially reasonable efforts to mitigate its damages.

(d)                                 All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law, including any proceeding under the Federal Bankruptcy Code.

(e)                                  In the event of any default under this Lease, the prevailing party shall be reimbursed by the other party for its reasonable attorneys’ fees.

(f)                                   The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

Landlord	Tenant

(g)                                  Landlord hereby waives and releases any and all liens and similar rights or security interests that Landlord now has or may hereafter obtain with respect to any of Tenant’s assets, property, accounts, personal property or otherwise.

(h)                                 Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to mitigate its damages.

(i)                                     Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable for any consequential damages except as expressly provided in this Section 21(i).  If the Landlord delivers the Leased Premises to Tenant during the time period and in the condition required by this Lease and Tenant fails to occupy the Leased Premises on or before October 31, 2014, other than due to a Force Majeure Event (as hereinafter defined), then Tenant shall be liable for Landlord’s Losses (as hereinafter defined).  For the avoidance of doubt, once Tenant takes occupancy, it is under no duty to thereafter continuously occupy or operate from the Leased Premises.

As used herein, Force Majeure Event shall mean the occurrence of delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies, casualty or for any other cause or event beyond Tenant’s reasonable control or Tenant in good faith disputes that Landlord has delivered the Leased Premises in the condition required under this Lease and has completed construction of all of the Common Areas.

As used in this Section 21(i), Landlord’s Losses shall mean: (a) Landlord’s documented actual out of pocket costs and expenses to extend Landlord’s loan commitment if all conditions to such loan are fully satisfied and the lender is prepared to fund, but lender does not fund based solely on the fact that Tenant is not occupying the Leased Premises; and (b) if Landlord obtains a loan commitment and all conditions to such loan are fully satisfied and the lender is prepared to fund, but lender does not fund based solely on the fact that Tenant is not occupying the Leased Premises, and Landlord is not able to extend the commitment after use of good faith efforts then Tenant will be liable for Landlord’s actual out of pocket expenses incurred in connection with obtaining a new loan commitment to the extent duplicative with the fees and expenses that were paid for the loan commitment that was not extended together with any additional losses sustained by Landlord as a result of Tenants failure to occupy the Leased Premises; provided that in the event of either (a) or (b) the total amount of Landlord’s Losses shall not exceed Two Hundred Fifty Thousand and 00/100 ($250,000) in the aggregate.

OPTION TO EXTEND LEASE

22.                               Provided Tenant is not in default under this Lease beyond applicable notice and cure periods as of the date of exercise, Tenant shall have the right to extend the term of this Lease per the terms and conditions in Rider “A” attached hereto.

HOLDING OVER

23.                               It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, the tenancy shall be from month to month, subject to all the provisions of this Lease, in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a

Landlord	Tenant

daily occupancy charge equal to the base annual rental under Paragraph 4 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until Tenant vacates the Demised Premises.  The month to month tenancy can be terminated by either party on at least thirty (30) days’ prior written notice.  If Tenant holds over for more than sixty (60) days, then the base rental rate shall be deemed increased to 125% of the base annual rental.  Such increased rental rate shall be deemed liquidated damages for such holdover, provided that if Tenant holds over for a total of more than four (4) months, Tenant shall have liability for consequential damages incurred by Landlord if it loses a new tenant for the Demised Premises due solely to Tenant’s hold over beyond such four (4) month period.

ENTIRE AGREEMENT

24.                               This Lease shall constitute the entire agreement of the parties hereto.  All prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect.  This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.  Many references in this Lease to persons, entities and items have been generalized for ease of reading.  Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate.  Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.  Any waiver or waivers of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given with respect to any act, neglect or default will not waive or make unnecessary consent or approval with respect to any later similar act, neglect or default.  Topical headings appearing in this Lease are for convenience only.  They do not define, limit or construe the contents of any paragraphs or clauses.  The laws of the State of Michigan will control in the enforcement of this Lease.

NOTICES

25.                               Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice in writing and transmitted by any of the following methods: (I) Hand Delivered, (with signed receipt) (2) Sent by Email, (with proof of send) (3) Sent by First Class Mail.  Each of Tenant and Landlord may change the address to which notices are sent hereunder by notice to the other.  Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

Notices To Tenant/Landlord shall be sent to:

Tenant: Conifer Holdings, Inc.	Landlord: Merrill Street Investments LLC

Prior to the Commencement Date:	Mail: 320 Martin, #100,
Mail: 26300 Northwestern Hwy, Ste 410	Birmingham, Michigan 48009
Southfield, Michigan 48076	Email: Jeff@Surnow.com
Email: broney@coniferinsurance.com.

Landlord	Tenant

After the Commencement Date:

Mail: 550 Merrill Street, #100,

Birmingham, Michigan 48009

Email: broney@coniferinsurance.com

With a copy to:

Honigman Miller Schwartz and Cohn LLP

39400 Woodward Ave., Suite 101

Bloomfield Hills, Michigan 48304-5151

Attention: Thomas W. Forster II

Email: tforster@honigman.com

SUCCESSORS

26.                               This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

INABILITY TO PERFORM

27.                               If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond a party’s reasonable control, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of its obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle the other party to any abatement or diminution of rental or other charges due hereunder or penalty or damages or relieve the other party from any of its obligations under this Lease, or impose any liability upon the first party or its agents by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise.  In no event shall lack of funds be considered beyond such parties control for purposes of this provision.

SECURITY DEPOSIT

28.                               Landlord and Tenant shall each use reasonable efforts to keep the terms and conditions of this Lease confidential.

[Remainder of page intentionally blank;

Signatures on following pages]

Landlord	Tenant

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

Merrill Street Investments, LLC

By:	/s/ Jeffrey C. Surnow
Name:	Jeffrey C. Surnow
Its:	Member
“Landlord”

Confer Holdings, Inc.

By:	/s/ Brian J. Roney
Name:	Brian J. Roney
Its:	President
“Tenant”

Landlord	Tenant

LEASE AGREEMENT
RIDER “A”

Attached to and made a part of Lease dated September 18, 2013, between Merrill Street Investments, LLC as Landlord and Conifer Holdings, Inc. as Tenant, covering premises situated in the City of Birmingham, State of Michigan.

(1)           Paragraph (2) of the Lease entitled “Term” shall have added the following thereto:

(a)           Tenant shall have the right, if it is not in default under the Lease beyond applicable notice and cure periods at the time of exercise, upon not less than six (6) months’ advance written notice, to extend the term of this Lease for up to two (2) additional five (5) year period, upon the same terms and conditions as herein provided and at the fixed minimum rental provided for in Paragraph (b) hereof.  The exercise of one such option shall not imply the exercise of any other such option.

(b)           The fixed minimum rental during such additional five (5) year period shall be: 90% of the fair market rental value of comparable buildings in the Birmingham market taking into account all relevant factors.

In Presence of:

/s/ Authorized Signatory	/s/ Jeffrey C. Surnow
As to Landlord	Landlord

/s/ Authorized Signatory	/s/ Brian Roney
As to Tenant	Tenant

Landlord	Tenant

EXHIBIT “A”

FLOOR PLAN AND PREMISES

Landlord	Tenant

EXHIBIT “B”
BUILDING IMPROVEMENT STANDARDS

Except as otherwise provided in Exhibit “A”, Landlord will provide the following Building Improvement Standards:

LANDLORD MUST APPROVE ANYTHING SPECIAL OR UNIQUE TO TENANT THAT IS TO BE PLACED IN TENANT’S PREMISES THAT WOULD BE EXPOSED TO THE COMMON AREAS OF THE BUILDING.

During construction, all existing interior materials within the building will be removed between the floor and the under decking of the roof.  Any hazardous materials found within the building will be removed at Landlord’s expense.

All renovations will adhere to ADA standards at Landlord’s expense.

Partitioning

Metal studs with 5/8” drywall (soundproofing where required) each side painted (per building standards, see below) per attached approved floor plan.  Demising partitions are measured through doorways and the common walls between tenants are counted as half walls to split cost between adjacent tenants.

Additional or special sound insulation of interior walls will be done at additional cost to Tenant.

Paint/Wall Coverings

Paint colors to be selected from the samples supplied by Landlord (Building Standards).  Landlord will provide and hang roll wallpaper at additional cost to Tenant.

Doors and Hardware

Entrance Doors: Landlord will provide one ‘A” frameless glass suite entrance door with a glass sidelight.

Interior Doors: Interior office doors will also be flush solid core veneer laminate (with glass insert and sidelight), installed in metal door frame and equipped with a building standard lever set and door stop.  Locksets will be at additional cost to Tenant and keyed to building’s master key system.

Keys/Fob

One key per door will be provided.  One fob per employee is provided.  In the event of an employee no longer working for the company, Tenant shall notify Landlord immediately and the fob will be deactivated.  No authorized user of a Fob shall allow another person to use it.  In this event, it will be deactivated permanently.  Replacement Fob is at $50.00.

Electrical Outlet

Any additional outlets required but not shown on Tenants plan will be installed by Landlord’s electrician at additional cost to Tenant.  Additional outlets that Tenant requests that requires the floor to be cored, will be at the additional cost to Tenant.  Additional separate circuits for

Landlord	Tenant

Tenant’s office equipment and voltage requirements other than 120 volts are to be paid for by Tenant.

Telephone/Data Openings

Landlord will provide telephone/data to the server/electrical room per Tenant’s plan.  Additional pathways required that are not shown in Tenant’s plan will be installed by Landlord’s electrician at additional cost to Tenant.  Any pathways and conduits that are not shown in Tenant’s plan which require the floor to be cored will be at additional cost to Tenant.  Low voltage wiring by Tenant at Tenant’s expense.

Lighting

Ceiling mounted lighting fixtures installed in all office areas to provide uniform illumination at and over desks.  (We need further specs regarding type of lighting)

Air Conditioning

The air conditioning system is capable of handling normal office occupancy; it is not capable of handling special applications as may be required by server rooms, tenant conference rooms, etc.  These areas may require special ventilating equipment and in some cases, some additional air conditioning systems at Tenant’s expense.

Ceilings

Exposed concrete/under decking.

Shades/Blinds

Landlord to provide window shades or blinds to the building standard

Floor Coverings:

Landlord will supply glued down (no padding), nylon carpeting throughout office areas.  A carpet selection is to be made from samples supplied by Landlord as building standards, upgrades up to $40 per square yard will not be an additional cost to Tenant.  Tenants can request padding to be installed at the additional cost to Tenant.  Landlord will provide 3” carpet base for all partitions.  Landlord warrants that the floor has been designed for a live floor load of 100 pounds per square foot.  All building standard carpets are recyclable.

Sprinkler Heads

Landlord will provide sprinkler heads to accommodate Tenant partition layout, per State code.

Alarm System:

Landlord will provide each tenant with an alarm system and appropriate keypads at suite entrances.  Tenant to pay for the monthly monitoring expense.

Tenant’s Changes to Plan

Landlord will make every effort to accommodate any and all changes by Tenant; however, if changes are made after approval of final floor plan which requires changes in architectural drawings and mechanical design, such changes shall be at Tenant’s expense.

Tenants space plan requirements (included in build out by landlord):

Private Offices, conference rooms and work stations as shown on the attached floorplan;

Landlord	Tenant

One large conference/board room:

Two-80 Sq.Ft. privacy offices;

One kitchenette/beverage service area(as shown on the attached floor plan) with pantry and storage with work to be completed to a similar standard(e.g. granite countertops, millwork etc.) as in the Building’s common area kitchenette;

Storage areas as shown on the attached floor plan

Reception area and desk . Landlord to provide $10,000.00 allowance for desk.

Telecommunications closet as shown on the attached floor plan;

Two copier areas.

$40.00 per square yard flooring allowance.

Any other tenant work required by Tenant beyond this scope is at Tenant’s expense.

Any other Landlord work required to comply with Laws, rules and regulations shall be at Landlord’s expense.

Landlord	Tenant

EXHIBIT “C”
BUILDING RULES

1.                                      Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Demised Premises.  Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Building.  Landlord reserves the right to restrict and regulate the use of the public areas of the Building by Tenant, allocate certain elevator or elevators and the hours of use thereof for delivery service, and to designate which Building entrance or entrances must be used by persons making deliveries in the Building.

2.                                      The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, all damages resulting from any misuses of the fixtures by Tenant and/or Tenant’s Agents will be the responsibility of the tenant who caused the damages; no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3.                                      Tenant shall not impair in any way the fire safety system and shall comply with all security, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.  No person shall go on the roof without Landlord’s prior written permission; provided that Landlord shall approve installation of a satellite dish on the roof, at Tenant’s request and expense, subject to Landlord approval of the contractor and access coordinated through Landlord.

4.                                      Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord.  Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Demised Premises.

5.                                      Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines.  If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors, or ceilings, Tenant shall spackle any and all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease.

6.                                      No additional locks or bolts of any kind may be used on any of the doors by any tenant, nor may any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord.  Each tenant must, upon the termination of its tenancy, return to Landlord all keys and building security passes and cards either furnished to, or otherwise obtained by such tenant.  If any keys furnished to tenant are lost, such tenant shall pay Landlord the cost of replacement.  Each tenant, before closing and leaving its Premises at any time, must see that its entrance doors are closed and locked, and the Building security regulations are followed.

Landlord	Tenant

7.                                      Tenant shall not bring into, use, nor keep, in or about the Premises any matter having an offensive odor, flammable, combustible or explosive fluid, chemical, material or substance; nor shall any animals other than handicap assistance dogs, in the company of their masters, be brought into or kept in or about the Property.

8.                                      If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted.  Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Demised Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building.  All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same.  No machinery of any kind other than customary small business machines shall be allowed in the Demised Premises.  Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.  Any breach of this paragraph will authorize Landlord to enter the premises and remove whatever the tenant may have so installed, attached or brought in, and charge the cost of such removal and any damage that may be sustained thereby, as additional rent, payable at Landlord’s option, immediately or with the next rental payment.

9.                                      Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity.  Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Demised Premises.

10.                               No space in the Building may be used for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction without the prior written consent of the Landlord, or for lodging, sleeping or any immoral or illegal purposes.

11.                               Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as provided for in this Lease and as determined by Landlord.  Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles.  No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval.  Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas.  Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas

Landlord	Tenant

of other tenants.  All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft.  Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs; tenant and guest vehicle identification programs, and validated parking programs.  Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas.  Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.  Tenants may park only in strict compliance with all signs posted and regulations issued by Landlord, within spaces designated for parking and not in such a manner as to block other parking spaces, drives, loading areas or fire lanes.  All tenants herby authorize Landlord to remove from the parking lot any improperly parked vehicle, at the tenant’s sole risk and expense.  Tenants understand that they are fully responsible for assuring that their employees, agents, licensees and visitors comply with these parking rules, and will reimburse Landlord for all costs and expenses incurred enforcing the rules and will indemnify and hold harmless Landlord from any liability to such employees and other third parties for measures taken by Landlord to enforce the rules.

12.                               Tenant and its Agents shall not smoke in the Building or on any of its interior and exterior common areas (including parking lot).

13.                               Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Demised Premises (examples: security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval.  No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord.  Tenants may not lay floor covering other than rugs, so that the same will come in direct contact with the floor of their premises, and if linoleum or other similar floor covering is desired (and such use is approved by Landlord), an interlining of builder’s deadening felt must be first affixed to the floor, by a paste or other material soluble in water.  The use of cement or other similar adhesive materials is expressly prohibited.  Metal cabinets on tile floors must be set on noncorrosive pads.  Tenant shall permit Landlord’s employees and contractors and no one else to clean the Demised Premises unless Landlord consents in writing.  Tenant assumes all responsibility for protecting its Demised Premises from theft and vandalism and Tenant shall see each day before leaving the Demised Premises that all lights are turned out and that the windows and the doors are closed and securely locked.

14.                               Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord governing access to the Building outside of Normal Business Hours.  Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.  Hand trucks, other than those equipped with rubber tires and side guards, may not be used in any tenant’s premises, or in common areas of the Building.  Any damage caused by tenant’s moving crew will be at the expense of the tenant.

Landlord	Tenant

15.                               Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval.  Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only.  Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

16.                               Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

17.                               Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Building.  Notice of any action by Landlord referred to in this section, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease.  New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Demised Premises by Tenant under the Lease.

18.                               Landlord will have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenants will refrain from or discontinue such advertising.  Tenants may not use the name of the building or its owner in any advertising without the express written consent of Landlord.

19.                               Tenants may not install or permit the installation or use of any vending machines, or permit the delivery of any food or beverages to their premises, except by persons approved by Landlord and only under regulations fixed by Landlord.  No food or beverages may be carried in the common areas of the Building except in closed containers.  Tenants may not do any cooking, conduct any restaurant, luncheonette, or cafeteria for the sale or service of food or beverages to their employees or to others, or cause to permit any odors of cooking or other processes of an unusual or objectionable odor to emanate from their Premises.

20.                               Business hours are defined in Paragraph 7 of the Lease.  During non-business hours, Landlord reserves the right to deny access to the Building and any tenant’s premises to all persons who do not have written authorization from the tenant.  Each tenant is responsible for all person authorized to have access to the Building during non-business hours to sign a register on entering and leaving.

21.                               Each tenant, at its own expense, will provide artificial light for Landlord’s employees while doing janitorial service or other cleaning and in making repairs or alterations in such tenant’s premises.  Landlord will not be responsible to any tenant for loss of property from the tenant’s premises, no matter how the loss occurs, or for damage done to the furniture or other effects of any tenant by Landlord’s agents, other janitors, cleaners or employees, or contractors doing work in the tenant’s premises.

22.                               Canvassing, soliciting and/or peddling are prohibited in the Building and each tenant will cooperate to prevent the same.

Landlord	Tenant

23.                               These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

24.                               Tenants and tenant’s agents shall not leave food exposed overnight, which may cause pest problems.

25.                               Tenants and tenant’s agents shall leave common areas in a condition in which they were first used including, but not limited to conference rooms, the common café area, patio areas, and coffee stations.

26.                               Kitchen refrigerator shall be cleaned every Friday afternoon.  Management shall dispose of any food left in the refrigerator at the time of the cleaning.

27.                               No food shall be heated or cooked in the kitchen area that, in the opinion of management, has an offensive odor.  The heating or cooking of fish or popcorn is prohibited.

28.                               Landlord has the exclusive right to make changes or additions to the kitchen rules.

29.                               The conference rooms are for the exclusive use of the tenants in the building.  No outside companies, or off site employees may book or use the conference rooms without the presence of the tenant who is housed within the building.  The conference room is not to be used as a satellite office and is only to be used on a temporary basis.  No continuous bookings are allowed or any bookings in excess of 2 hours without the permission of landlord.

30.                               Tenant has the right to install and maintain a satellite dish and/or antenna on the roof of the building for its own business purposes.  The satellite dish location must be approved by Landlord and cannot be unsightly, in landlord’s opinion.  Tenant’s access to the roof must be approved in advance and be under the supervision of Landlord.  Any damage to the roof caused by the installation or maintenance of the satellite dish/antenna shall be at the expense of tenant.

Landlord	Tenant

EXHIBIT “D”
CLEANING SCHEDULE

The Building is to be cleaned in accordance with the below stated specifications.  These specifications represent the minimum acceptable standard to the Landlord and are subject to change as conditions require.  Lobbies, corridors, office areas, elevators, stairwells, and lavatories will be cleaned five (5) days per week and maintained in a manner acceptable to Landlord in accordance with local and state health code.  Window cleaning, exterior and interior will be performed no less than two times per year, and in a manner acceptable to Landlord:

COMMON AREA ENTRANCE & LOBBIES:

Daily (Five days per week):

•                                          Clean entrance door glass

•                                          Spot clean walls and doors

•                                          Vacuum entrance walk-off mats

•                                          Sweep and mop vestibule floor

•                                          Clean lobby atrium area including furniture, tables and stairway, sift sand, clean exterior ashtrays

•                                          Dust or damp mop hard surface floors

•                                          Wash building directory

Weekly:

•                                          Dust high & low surfaces in lobby.  Vertical dust lobby furniture

Quarterly:

•                                          Thoroughly clean floors (side entrances), as needed

COMMON AREA CORRIDORS:

TENANT OFFICE AREAS (INCLUDING GENERAL & EXECUTIVE OFFICES):

Daily (Five days per week):

•                                          Empty and reline waste baskets

•                                          Remove waste to designated area

•                                          Horizontal dust and spot clean walls

•                                          Properly arrange furniture

•                                          Spot clean suite doors and windows

•                                          Spot clean carpets in office

•                                          Fully vacuum carpeted offices

•                                          Spot clean conference room tables and countertops

Landlord	Tenant

Weekly:

•                                          Dust vertical surfaces

•                                          Polish desks & tops

•                                          Dust high & low surfaces in offices (bi-weekly) • Dust tops of partition walls

Monthly:

•                                          Detail vacuum all carpets

•                                          Wipe vinyl/leather chair parts

•                                          Vacuum upholstered furniture or as needed (6 x per year)

•                                          Vacuum under chair mats

•                                          Dust window treatments

•                                          Damp wipe baseboard moldings.  Vacuum ceiling vents, louvers and ceiling diffusers.

RESTROOMS: INCLUDING ALL PRIVATE AND EXECUTIVE RESTROOMS:

Daily (Five days per week):

•                                          Spot clean doors, walls, partitions

•                                          Empty trash receptacle in restroom

•                                          Clean and refill paper dispensers

•                                          Clean restroom countertop

•                                          Clean sinks and faucets

•                                          Clean mirror over countertop

•                                          Clean and disinfect toilets and urinals

•                                          Sweep and wet mop restroom floor with disinfectant

Weekly:

•                                          Dust tops of restroom partitions

•                                          Pour water in floor drain trap

Quarterly:

•                                          Clean pipes under each sink

•                                          Wash restroom partitions

•                                          Scrub restroom floor

STAIRWELLS:

Daily (Five days per week):

•                                          Police stairwell for trash and mop or sweep spills.

Landlord	Tenant

Weekly:

•                                          Thoroughly clean stairwell (sweep, vacuum, mop and dust)

•                                          Dust and disinfect handrails

Bi-Weekly:

•                                          Clean fire extinguisher units and/or cabinets

ELEVATORS:

Daily (Five days per week):

•                                          Vacuum elevator completely, spot clean as needed

•                                          Dust and spot clean elevator door

•                                          Clean and polish elevator tracks and all metal surfaces

•                                          Disinfect buttons and hand rails

JANITOR CLOSETS AND STORAGE ROOMS:

Daily (Five days per week):

•                                          Clean janitor closets

•                                          Clean slop sinks

•                                          Check all locks before leaving

•                                          Report maintenance items to technician via form

Quarterly:

•                                          Strip & wax floors if applicable

WINDOWS

Two times per year, or as needed

•                                          Wash inside and outside of windows of Building

CARPET CLEANING (Common Area)

•                                          As needed

Tenant space carpet to be cleaned at Tenant request and expense.  Cleaning based on needs of each Tenant space.

Landlord	Tenant

COMMON AREA CAFE/LOUNGE:

Daily ( 9:00AM- 1:00PM five days per week):

Empty trash receptacles

•                                          Disinfect counter tops

•                                          Put away dishes and utensils each morning

•                                          Clean sinks and faucet

•                                          Run dishwasher nightly

•                                          Sweep, mop, vacuum floors

Weekly:

Throw out food items (as determined by management) in refrigerators

[Remainder of page intentionally blank]

Landlord	Tenant

IN WITNESS WHEREOF: Landlord and Tenant have signed and sealed this Lease, pages 1 through 29, including Rider A; Exhibits “A”, “B”, “C”, “D”, “E” ; as of this 18th day of September 2013.

In Presence of:	LANDLORD: Merrill Street Investments, LLC.

/s/ Authorized Signatory	/s/ Jeffrey Surnow
As to Landlord

TENANT:

/s/ Authorized Signatory	/s/ Brian J. Roney
As to Tenant
Brian J. Roney
Print name

As to Tenant

Print name

LANDLORD ACKNOWLEDGMENT

STATE OF MICHIGAN

COUNTY OF OAKLAND

On this 18 day of September, 2013, before me personally appeared Jeffrey C. Surnow to me known to be the person described herein and who executed the foregoing Lease and acknowledges that he/she/they executed the same as his/hers/their free act and deed.

Signature	/s/ Samuel E. Hartman
Name	Samuel E. Hartman
Notary Public	Oakland	County, Michigan
My Commission Expires:		March 29, 2017
Acting in the County of:	Oakland

[Acknowledgments continue on following page]

Landlord	Tenant

TENANT ACKNOWLEDGMENT

STATE OF MICHIGAN

COUNTY OF OAKLAND

On this 13th day of Sept, 2013, before me personally appeared Brian J. Roney to me known to be the person described herein and who executed the foregoing Lease and acknowledges that he/she/they executed the same as his/hers/their free act and deed.

Signature	/s/ Rochelle Kaplan-Rudolph
Name	Rochelle Kaplan-Rudolph
Notary Public	Oakland	County, Michigan
My Commission Expires:		April 16, 2017
Acting in the County of:

CORPORATE ACKNOWLEDGMENT

STATE OF MICHIGAN

COUNTY OF OAKLAND

On this 13th day of Sept, 2013 before me personally appeared Brian J. Roney and              to me personally know, who being duly sworn, did each for himself/herself/themselves say that he/she/they are respectively the President and                 of the corporation, and that  said instrument was signed and sealed on behalf of said corporation by authority of its board of directors: and said                         acknowledged said instrument to be the free act and deed of said corporation.

Signature	/s/ Rochelle Kaplan-Rudolph
Name	Rochelle Kaplan-Rudolph
Notary Public	Oakland	County, Michigan
My Commission Expires:		April 16, 2017
Acting in the County of:

Landlord	Tenant

EXHIBIT “E”
Parking Area Depiction

Parking Area “Exhibit E”

PRELIMINARY
1st FLOOR PLAN
LANDSCAPED AREA
TENANT SPACE
TENANT SPACE
PATIO AREA
OPEN TO ABOVE
TENANT CAFE
ELEC.
WATER
ELEV. M.R.
RAMP DOWN
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

Landlord	Tenant

LEASE AMENDMENT

Pursuant to that certain Lease dated September 18, 2013 , between Merrill Street Investments, LLC, as Landlord, and Conifer Holdings, Inc., as Tenant, for the Premises commonly known as 550 Merrill Street, Ste 100, Birmingham, Michigan, the parties desire to amend the Lease as follows;

1.                                      Section 1(i)(i) is hereby deleted and replaced with the following:

Substantial Completion:  the date on which the last of the following have occurred, but in no event sooner than April 1, 2014: (i) all of Landlords work necessary for issuance of temporary certificate of occupancy or its equal, has been completed, provided that the only work to be completed or corrected by Landlord in order to obtain the full certificate of occupancy does not (and the work itself will not) materially interfere with the use of the Demised Premises by Tenant; (ii) Landlord delivers possession of the Demised Premises to Tenant in the condition required under this Lease; and (iii) ten (10) days after Landlord provides written notice to Tenant that the Demised Premises are substantially complete and available for inspection and Tenant provides a punch list to Landlord confirming that the only work remaining to be completed or corrected by Landlord is not likely to interfere with Tenant’s use of the Demised Premises (provided that Tenant must provide the punch list to Landlord within seven (7) days after receipt of notice of substantial completion under this subsection (iii).

2.                                      The remainder of the Lease remains unmodified and in full force and effect.

3.                                      This Amendment is effective and dated as of March 5, 2014.

Landlord:		Tenant:

Merrill Street Investments, LLC		Conifer Holdings, Inc.

By:	/s/ Michael Surnow	By:	/s/ Brian J. Roney
Name:	Michael Surnow	Name:	Brian J. Roney
Its:	Member	Its:	President

SECOND LEASE AMENDMENT

Pursuant to that certain Lease dated September 18, 2013, as amended by Lease Amendment dated as of March 5, 2014 (as amended, the “Lease”), between Merrill Street Investments, LLC, as Landlord, and Conifer Holdings, Inc., as Tenant, for the Premises commonly known as 550 Merrill Street, Suite 100, Birmingham, Michigan, the parties desire to amend the Lease as follows:

1.                                      Notwithstanding anything in the Lease to the contrary, the Landlord shall cause its general contractor to install an additional 1.5 ton air conditioning unit to service the Leased Premises pursuant to plans/specifications approved by Tenant and Landlord.  Such additional unit work shall be included within the Landlord’s existing construction contract to the fullest extent possible so as to maximize the benefit of any contractor warranties.  Tenant shall pay $7542.50 toward Landlord’s out of pocket costs of the purchase and installation of the unit.  From and after the date such unit is placed in service, Tenant shall at its expense, be responsible for maintenance and repair of such unit, provided that replacement is at Tenant’s election, and at any time Tenant can elect to no longer use the unit (in which case Tenant’s obligations with respect to maintenance, repair, or replacement shall cease).  Tenant shall, at its expense, enter into a customary maintenance contract with a bona fide HVAC service company for the duration of Tenants use of the unit.  Tenant shall be responsible for all damages caused by or resulting from Tenants maintenance, repair, or replacement of the unit.  Should Tenant elect to no longer use the unit, Tenant, at its expense, shall cause the unit to be removed (along with all cables, wires, and ductwork in connection with said unit) and shall repair all damage caused by said removal.  Landlord shall submit any and all repairs relating to such unit as claims against its contractor for the full period of the warranty and enforce such warranty as and when requested by Tenant.

2.                                      The remainder of the Lease remains unmodified and in full force and effect.

3.                                      This Amendment is effective and dated as of June 2, 2014, 2014.

Landlord:		Tenant:

Merrill Street Investments, LLC		Conifer Holdings, Inc.

By:	/s/ Michael Surnow	By:	/s/ Brian J. Roney
Name:	Michael Surnow	Name:	Brian J. Roney
Its:	Member	Its:	President

THIRD LEASE AMENDMENT

This Third Lease Amendment is made as of the 28th day of August, 2014, by and between Merrill Street Investments, LLC, a Michigan Limited Liability Company, whose address is 320 Martin Street, Suite 100, Birmingham, Michigan 48009 (“Landlord”), and Conifer Holdings, Inc., whose address is 550 Merrill Street, Suite 200, Birmingham, Michigan, (“Tenant”).

Recitals Underlying This Agreement:

A.                                    Landlord and Tenant are parties to a certain lease dated September 18, 2013 and amended on March 5, 2014 and June 2, 2014 (collectively, the “Lease”) concerning the premises known as Suite 200, located at 550 Merrill Street, Birmingham, Michigan (the “Premises”).

B.                                    Defined terms utilized in this Third Amendment shall, unless otherwise defined herein, have the same meaning attributed to them under the Lease

NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by Landlord and Tenant, the parties agree as follows:

4.                                      Tenant desires to expand the Premises by the incorporation of Suite 110 conterminously, which consists of 2,159 square feet of rentable space and 1,755 square feet of usable space (“Additional Space”).

5.                                      That commencing on the date Landlord delivers possession of Suite 110, to Tenant, substantially completed (i.e., Substantial Completion as defined in the Lease), as per the approved plan attached hereto as Exhibit “A”, the annual rental for Suite 110 shall be as set forth below, payable in equal monthly installments, due on the first day of each month, as follows:

	ANNUAL	MONTHLY
Year 1	$70,167.50	$5,847.29
Year 2	$71,462.90	$5,955.24
Year 3	$72,758.30	$6,063.19
Year 4	$74,053.70	$6,171.14
Year 5	$75,349.10	$6,279.09
Year 6	$76,644.50	$6,387.04
Year 7	$77,939.90	$6,494.99
Year 8	$79,235.30	$6,602.94
Year 9	$80,530.70	$6,710.89
Year 10	$81,826.10	$6,818.84
Year 11 (if applicable)	$83,121.50	$6,926.79

6.                                      Landlord shall achieve Substantial Completion of the Additional Space within 45 days from the date hereof.

7.                                      Tenant shall pay 7.22 % of the Operating Expenses (for Suite 110) as set forth in paragraph 5 of the Lease, which results in Tenant’s Share increasing from 47.7% to 54.92%.

8.                                      Tenant shall be given a built-out suite from Landlord for the Additional Space pursuant to the plans set forth in Exhibit “A” attached hereto.  Any changes requested by Tenant to the plans shall be at Tenant’s expense, unless due to the failure of the plans to comply with applicable law, rule or regulation.

9.                                      The number of uncovered parking spaces for Tenant’s use has been increased by two additional spaces prior to the effective on the date of this Amendment.

10.                               For point of clarification, any references in the Lease to “Suite 100” relating to the Premises, shall be deemed to refer to “Suite 200.”

11.                               The remainder of the Lease remains unmodified and in full force and effect.

12.                               This Third Amendment, together with the Lease, embodies the entire agreement and understanding between the parties concerning the subject matter hereof and replaces and supersedes any prior or contemporaneous negotiations or understandings.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and year first above written.

TENANT: Conifer Holdings, Inc.		LANDLORD: Merrill Street Investments, LLC

By:	/s/ Brian Roney	By:	/s/ Jeffrey C. Surnow

Name:	Brian Roney	Name:	Jeffrey C. Surnow

Its:	President	Its:	Managing Member

Date:	8/28/14	Date:	8/29/14